Exhibit 23.0

                           NEWMIL BANCORP, INC.
                  CONSENT OF PRICEWATERHOUSECOOPERS LLP



CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
  NewMil Bancorp, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No 0-16455) of NewMil Bancorp, Inc. and Subsidiary of our report dated July 19, 2000 relating to the financial statements, which appear in this Form 10-K.





 /s/ PricewaterhouseCoopers LLP


Hartford, Connecticut
September 15, 2000